UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter from our Chairman

November 21, 2025

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend Bitmine Immersion Technologies, Inc.’s (“Bitmine”) Annual Meeting of Stockholders on Thursday, January 15, 2026, at [●] [a.m./p.m.], Eastern Time, at Wynn Meeting and Conference Center, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109 (the “Annual Meeting”).

This has been a historic year in our transformation into a Ethereum (“ETH”) and Bitcoin (“BTC”) Treasury Company. We hold 1,874,927 ETH, with a fair market value of $8.26 billion (cost basis $7.43 billion), and 192 BTC, with a fair market value of $20.9 million (cost basis $20.9 million). We also have $512 million in cash and cash equivalents. Bitmine has become one of the most widely traded stocks in the United States, and we’re leading our crypto treasury peers in both the velocity of increasing our crypto net asset value per share and by the high trading liquidity of our stock.

We are well positioned for another record creating year in 2026, and we are committed to our ETH and BTC strategy. The bold leadership and agile execution of our Board of Directors, and by our executive team are central to our strategy. We have a strong foundation for continued success, and we thank our stockholders for their continued support throughout this journey.

The accompanying proxy statement contains information about the proposals that will be presented to you at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. I encourage you to read the materials carefully and vote promptly. We thank you for your ongoing confidence in Bitmine, and we look forward to your participation at the Annual Meeting.

Very truly yours,

Thomas J. Lee, CFA

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, January 15, 2026

Time:	[●] [a.m./p.m.], Eastern Time

Place:	Wynn Meeting and Conference Center, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109

Record Date:

December 8, 2025. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@bitminetech.io. You will need the control number included on your proxy card or the instructions that accompanied your proxy materials.

Proxy Voting:	Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:	1.	elect nine (9) directors for the next year;

	2.	to approve the charter amendment to increase the number of authorized shares of Common Stock;

	3.	to approve the 2025 Equity Incentive Plan; and

	4.	to approve, on a non-binding advisory basis the special, performance-based compensation arrangement for executive chairman.

By Order of the Board of Directors,

Raymond Mow

Chief Financial Officer

Las Vegas, Nevada

November 21, 2025

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bitmine Immersion Technologies, Inc. (the “Company,” “Bitmine,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, January 15, 2026 at [●] [a.m./p.m.], Eastern Time at Wynn Meeting and Conference Center, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first mailed this proxy statement and the accompanying proxy card on or about [●], 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

If you owned our common stock, par value $0.0001 per share (“Common Stock”) at the close of business on December 8, 2025 (the “Record Date”), you are entitled to vote at the Annual Meeting. On the Record Date, there were an aggregate of [●] shares of our Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing one-third (1/3) of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (the “Director Election Proposal”). The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for the approval of the charter amendment (the “Charter Amendment Proposal”). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the approval of the 2025 Equity Incentive Plan (the “Equity Incentive Plan Proposal”), and the special, performance-based compensation arrangement for the executive chairman (the “Executive Chairman Compensation Proposal”). Accordingly, you may vote FOR all nominees, vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s), or WITHHOLD your vote from all nominees on the Director Election Proposal. Further, you may vote FOR, AGAINST, OR ABSTAIN from any of the Charter Amendment Proposal, the Equity Incentive Plan Proposal, and the Executive Chairman Compensation Proposal.

All validly granted proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in this proxy statement, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

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Attending the Annual Meeting

Stockholders of record as of the Record Date, or those that hold a valid proxy, may attend the Annual Meeting at Wynn Meeting and Conference Center, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109. If you are a record holder and wish to attend the Annual Meeting and vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to January 15, 2026 and still attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the Record Date may submit questions in advance of the Annual Meeting at https://web.viewproxy.com/BMNR/2026 using the control number included on your proxy card or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on January 14, 2026. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

The process for voting your shares depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” or in “street name” through a nominee, such as a broker or bank.

If you hold shares in your name as a “record holder,” you can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting utilizing one of the following methods:

●	By mail: All stockholders of record who received paper copies of our proxy materials can vote by marking, signing, dating, and returning their proxy card.

●	By telephone: Please call the number listed on your proxy card and follow the recorded instructions. You will need the control number included on your proxy card.

●	By Internet: Please visit https://AALvote.com/BMNR or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the control number included on your proxy card.

●	In Person at the Annual Meeting: Please follow the instructions for attending the Annual Meeting. All votes must be received before the polls close during the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes.

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The telephone and internet voting facilities for the stockholders of record of all shares will close at 11:59 p.m., Eastern Time, on January 14, 2026.

If you are a record holder and wish to attend the Annual Meeting and vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to January 15, 2026 and still attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote by Internet or telephone or return your signed proxy card or voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a proposal, if you are a holder of record your shares will be voted, with respect to that proposal, in accordance with the voting recommendations of the Board.

If your shares are held in the name of a broker, bank or other nominee (as is the case when you hold shares in a brokerage account), you should receive separate instructions from the record holder of your shares describing how to vote. Please instruct your broker how to vote your shares using the voting instruction form you receive from your broker. Please return your completed proxy card or voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted. If your broker permits you to provide voting instructions by internet or by telephone, you may vote that way as well.

If your shares are held in the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain and bring with you to the Annual Meeting a legal proxy from the record holder of your shares as of the close of business on December 8, 2025, indicating that you were a beneficial owner of shares as of the close of business on such date and further indicating the number of shares that you beneficially owned at that time.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@bitminetech.io. You will need the control number included on your proxy card or the instructions that accompanied your proxy materials.

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The Effect of Not Casting Your Vote, Broker Non-Votes, and Abstentions

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any matter at the Annual Meeting. If you withhold authority to vote for any or all nominees in the Director Election Proposal, your shares will not be voted for such nominee(s) and will have no effect on the outcome of the election. If you abstain from voting on the Charter Amendment Proposal, your shares will not be voted in favor of that proposal and, because approval requires the affirmative vote of a majority of the outstanding shares entitled to vote, your abstention will have the same effect as a vote against. If you abstain from voting on the Equity Incentive Plan Proposal or the Executive Chairman Compensation Proposal, your shares will not be considered votes cast on those proposals and therefore will have no effect on the outcome. In all cases, withheld votes and abstentions will be counted for purposes of establishing a quorum.

Beneficial Owner. The Director Election Proposal is a “non-discretionary” item. If you withhold authority to vote for any or all nominees for the Director Election Proposal and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such proposed nominee(s) for the Director Election Proposal. Accordingly, votes withheld and “broker non-votes” will have no effect on the voting on the Director Election Proposal. Similarly, each of the Charter Amendment Proposal, Equity Incentive Plan Proposal, and Executive Chairman Compensation Proposals are “non-discretionary” items. If you withhold authority to vote for any such proposal and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matters, then your shares will not be counted as votes in favor of such proposals.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may revoke any previously granted proxy prior to the taking of the vote at the Annual Meeting by (i) submitting a new proxy over the telephone or on the Internet by 11:59 p.m. ET on January 14, 2026, (ii) delivering a written revocation or a subsequently dated and properly completed proxy card to us at 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Investor Relations by 11:59 p.m. ET on January 14, 2026, or (iii) attending the Annual Meeting and voting during the meeting.

Beneficial Owner. You may change your voting instructions prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided by 11:59 p.m. ET on January 14, 2026 or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting during the meeting.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

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Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials by delivering a single set of materials to stockholders who share the same address. This process, commonly referred to as “householding,” is intended to provide added convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the proxy statement, proxy card, and other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until we receive contrary instructions from you or the other stockholder(s) at your address.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement, proxy card, or other annual meeting materials – or if you currently receive multiple copies and would like to request householding – please notify us or your broker, financial institution, or other nominee. You may submit your written request to us at 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Investor Relations, or by calling (404) 816-8240. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement, proxy card, or other annual meeting materials to any stockholder at a shared address to which a single set of documents was delivered.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices at Bitmine Immersion Technologies, Inc., 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Chief Financial Officer, by September 17, 2026 for inclusion in the proxy materials for the 2026 Annual Meeting of Stockholders. We suggest that proponents submit their proposals by a nationally recognized overnight courier service.

If a stockholder wishes to present a proposal before the 2026 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Chief Financial Officer of the Company at the address noted above. The Chief Financial Officer must receive such notice by September 17, 2026 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2026 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

In addition to the above, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2026 Annual Meeting of Stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including sending notice, no later than September 17, 2026, setting forth the information required by Rule 14a-19(b) to the Company at the address set forth above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of November 20, 2025, unless otherwise indicated by:

●	each director or nominee for director;
●	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and
●	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 384,067,823 shares of Common Stock outstanding as of November 20, 2025.

Any shares of Common Stock (i) subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after November 20, 2025, (ii) subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after November 20, 2025, and (iii) issuable upon exercise of any outstanding warrants, are deemed outstanding for the purpose of calculating a director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of Bitmine Immersion Technologies, Inc., 10845 Griffith Peak Drive #2, Las Vegas, NV 89135.

Beneficial Owner	Shares Beneficially Owned(1)	Beneficial Ownership of Common Stock (%)(1)
Named Executive Officers and Directors:
Thomas Lee(2)	226,722	*
Chi Tsang	–	–
Raymond Mow(3)	218,342	*
Michael Maloney	215,000	*
Lori Love	22,500	*
David Sharbutt	10,000	*
Jason Edgeworth	–	–
Olivia Howe(4)	44,444	*
Robert Sechan	–	–
Erik Nelson(5)	114,878	*
All directors and executive officers as a group (10 persons)	851,886	*

*	Less than 1.0%

(1)	The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares and percentage of Common Stock is calculated by treating any shares of Common Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after November 20, 2025, and any shares of Common Stock subject to outstanding RSUs that will vest within 60 days after November 20, 2025 held by each applicable person as outstanding for the purpose of calculating such applicable person’s ownership and percentage ownership of Common Stock, but shares of Common Stock subject to such outstanding stock options and RSUs are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 222,222 shares of Common Stock held of record by Thomas J Lee 2012 Trust (the “Trust”), to which Mr. Lee has voting and investment control of the shares of Common Stock. Mr. Lee may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Lee, however, disclaims any beneficial ownership of the shares of Common Stock held by the Trust. The address of Thomas J Lee 2012 Trust is 510 West Road, New Canaan, CT 06840.
(3)	Includes (i) 55,000 shares of Common Stock held of record by Progressive Asset Management Corporation, to which Mr. Mow has contractual rights, and (ii) 12,342 shares of Common Stock owned by The Mow Family Trust, a trust established for Mr. Mow’s family.
(4)

Represents shares of Common Stock held indirectly through Mozayyx Tower SPV 1 LP. Ms. Howe holds a pro rata partnership interest in the SPV, which holds shares of Common Stock. The amount reported reflects Ms. Howe’s indirect pecuniary interest in such shares of Common Stock.

(5)	Includes (i) 76,000 shares of Common Stock owned by Mr. Nelson, (ii) 36,378 shares of Common Stock owned by Coral Investment Partners, LP, and (iii) 2,500 shares of Common Stock owned by Morris Lake Holdings, LLC (“Morris”). Mr. Nelson does not have an interest in Morris, but his spouse and children own 80% of Morris, and his spouse shares the power to vote and dispose of any shares of Common Stock owned by Morris. Mr. Nelson, in his capacity as owner of the general partner, has sole voting and investment power of shares of Common Stock held by Coral Investment Partners, LP.

Based on the information available to the Company, no stockholder beneficially owns 5% or more of the Company’s outstanding Common Stock.

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EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of November 20, 2025 are as follows:

Name	Age	Title
Chi Tsang	56	Chief Executive Officer and Director
Raymond Mow	59	Chief Financial Officer and Director
Erik S. Nelson	58	President and Corporate Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers, directors, or persons nominated or chosen by us to become an executive officer or director.

Chi Tsang has served as our Chief Executive Officer and a Director since November 2025. Mr. Tsang currently serves as the Chief Financial Officer and a Director of FutureCrest Acquisition Corp. He is also the Managing Partner and founder of m1720, a US venture capital firm investing in early-stage US AI startups. Mr. Tsang founded m1720 in 2023. He is also an adjunct professor at Fordham Gabelli School of Business, teaching venture capital investing to graduate students. Prior to m1720, Mr. Tsang spent 10 years at HSBC (LSE: HSBA) based in Hong Kong. From August to November 2025, Mr. Tsang served as the Chief Financial Officer of Kin Euphorics, a private non-alcoholic beverage company. From 2018 to 2022, Mr. Tsang was the head of Telecom, Media and Technology investment banking for Asia-Pac at HSBC. Before relocating to Hong Kong, Mr. Tsang spent a decade on the buyside in New York City. From 2012 to 2018, he was the head of China Internet research and then global head of e-commerce research. Mr. Tsang focused his research on e-commerce, including Alibaba (NYSE: BABA) and Tencent (HKEX: 0700) and Trip.com (NASDAQ: TCOM). From 2009 to 2011, he was the senior China analyst for 1798 Global Partners, where he was responsible for long-only and long-short investments for greater China region. Mr. Tsang was the global head of technology research at Neuberger Berman from 2000 to 2008. Mr. Tsang received his Bachelor of Science from Cornell University in Policy Analysis and his Master of Business Administration from the Fordham Gabelli School of Business. He is also a CFA charterholder.

Raymond Mow has served as our Chief Financial Officer and a Director since July 2021. With more than 30 years of financial industry experience, Mr. Mow has spent his career managing and analyzing fixed income mutual funds and institutional portfolios. He has developed a broad knowledge of various asset classes as well as interpreting and forecasting domestic and international economic measures. In addition to his role as our Chief Financial Officer, Mr. Mow also serves as Chief Investment Officer and Chief Compliance Officer of Progression Asset Management, as position he has held since January 2020, and Portfolio Manager of its subsidiary, Innovative Digital Investors, LLC, which is the general partner of Innovative Digital Investors Emerging Technology L.P., a private investment fund specializing in equity investments in cutting-edge technology companies. From March 2018 to March 2019, Mr. Mow held the position of Managing Director of Fixed Income at First Foundation Advisers, overseeing a $2.3 billion portfolio. As a member of the investment policy committee, Mr. Mow collaborated on asset allocation policy and portfolio construction. From 1995 to 2018, Mr. Mow was Senior Portfolio Manager at Highmark Capital Management, overseeing $2 billion in fixed income assets. Mr. Mow currently holds a Series 65 license. Mr. Mow graduated in 1989 from University of Hawaii, Manoa with a BBA-Finance degree. We believe that Mr. Mow is highly qualified to serve on our board due to his extensive experience with financial analysis and reporting.

Erik S. Nelson has served as our President since May 2022 and Corporate Secretary since November 2025. Mr. Nelson also served as our Chief Executive Officer from July 2020 to May 2022 and a Director from August 2019 to November 2025. Mr. Nelson was previously a member of the Board of Nocera, Inc. from 2011 to 2022, and was previously its President from 2017 to 2019. Mr. Nelson was the sole officer (CEO, President, and CFO) and sole Director of Vinings Holdings, Inc. from October 2019 to February 2021. Mr. Nelson is also the President of Coral Capital Advisors, LLC, an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies. Since September 2012, Mr. Nelson has been President of Mountain Share Transfer, LLC, an SEC registered stock transfer agent. Mr. Nelson is a graduate of the University of Colorado (1989) with a Bachelor of Science in Business Administration degree, with an emphasis in Finance. We believe that Mr. Nelson is highly qualified to serve on our board due to his extensive experience with the public markets and companies.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for election or re-election, as applicable. The persons named in the proxy card will vote to elect as directors the nine (9) nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each nominee will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his or her earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s Bylaws.

Nominees

Set forth below is each nominee’s name, age, and position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of their term as a director of the Company, the committees of the Board on which they serve as of the date of this proxy statement, and the names of other public companies in which they currently hold directorships or have held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that they should serve as a director.

Thomas Lee Chairman Age: 55	Mr. Lee is a Managing Partner at Fundstrat Global Advisors (“Fundstrat”), and a widely recognized and followed macro strategist on Wall Street and chairman of Bitmine (Ticker: BMNR). In 2014, Mr. Lee co-founded Fundstrat, a research advisory firm that has since grown to over 30 full-time employees, serving hedge funds, mutual funds, and family offices. Mr. Lee is currently the Chief Investment Officer and Portfolio Manager at Fundstrat Capital, an affiliate of Fundstrat. He is also co-founder and Head of Research at Fundstrat. Mr. Lee also serves as Chief Executive Officer and Director FutureCrest Acquisition Corp. since June 2025. Prior to Fundstrat, Mr. Lee served as Chief Equity Strategist at J.P. Morgan Chase & Co. between 1999 and 2014. Earlier in his career, he worked as a telecommunications equity research analyst and small-cap equity/bankruptcy/reorg strategist from 2004 to 2010, at firms including Kidder, Peabody, and Salomon Smith Barney. Mr. Lee is best known for his research-driven methodology to determine higher-probability outcomes for equity markets and for identifying top-performing stocks aligned with major secular themes, including digital assets, AI, demographic megatrends, and technology. In July 2017, Mr. Lee wrote a seminal report on bitcoin, establishing a valuation framework in relation to gold. Bitcoin was at roughly $2,600 and Mr. Lee expected the value could reach $20,000-$55,000 by 2022. In 2024, he launched the asset management firm Fundstrat Capital, introducing the Fundstrat Granny Shots US Large Cap ETF (Ticker: GRNY), an actively managed fund representing Fundstrat’s evidence-based approach to large-cap equity investing. The GRNY ETF surpassed $1.1 billion in assets within the first 6 months. A frequent contributor to CNBC, Mr. Lee is also widely quoted in major media outlets such as the Wall Street Journal, Barrons, Bloomberg, Fox, and Yahoo Finance. He has been professionally recognized for his work, holding top rankings by Institutional Investor for over 15 years. His data-driven approach, summarized as “analysis, not opinions,” is valued by clients for being both contrarian and highly differentiated. Mr. Lee earned his BSE in Economics with dual concentrations in Finance and Accounting from the University of Pennsylvania’s Wharton School. He is also a CFA Charterholder. We believe Mr. Lee is well-qualified to serve as a member of the Board due to his significant strategic, advisory and analytical experience.

Director since: June 2025 Board Committees: None

Qualifications: Mr. Lee’s experience as a chief executive, investment strategist, and board chair, as well as his expertise in capital markets, digital assets, and macroeconomic analysis, in addition to his leadership, financial acumen, and advisory experience, make him well-qualified to serve on the Board.

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Chi Tsang Chief Executive Officer and Director Age: 56	Chi Tsang has served as our Chief Executive Officer and a Director since November 2025. Mr. Tsang currently serves as the Chief Financial Officer and a Director of FutureCrest Acquisition Corp. He is also the Managing Partner and founder of m1720, a US venture capital firm investing in early-stage US AI startups. Mr. Tsang founded m1720 in 2023. He is also an adjunct professor at Fordham Gabelli School of Business, teaching venture capital investing to graduate students. Prior to m1720, Mr. Tsang spent 10 years at HSBC (LSE: HSBA) based in Hong Kong. From August to November 2025, Mr. Tsang served as the Chief Financial Officer of Kin Euphorics, a private non-alcoholic beverage company. From 2018 to 2022, Mr. Tsang was the head of Telecom, Media and Technology investment banking for Asia-Pac at HSBC. Before relocating to Hong Kong, Mr. Tsang spent a decade on the buyside in New York City. From 2012 to 2018, he was the head of China Internet research and then global head of e-commerce research. Mr. Tsang focused his research on e-commerce, including Alibaba (NYSE: BABA) and Tencent (HKEX: 0700) and Trip.com (NASDAQ: TCOM). From 2009 to 2011, he was the senior China analyst for 1798 Global Partners, where he was responsible for long-only and long-short investments for greater China region. Mr. Tsang was the global head of technology research at Neuberger Berman from 2000 to 2008. Mr. Tsang received his Bachelor of Science from Cornell University in Policy Analysis and his Master of Business Administration from the Fordham Gabelli School of Business. He is also a CFA charterholder.

Director since: November 2025 Board Committees: None

Qualifications: Mr. Tsang’s experience as a chief financial officer, venture capital investor, and director, as well as his expertise in technology, media, and e-commerce sectors, in addition to his financial, analytical, and leadership experience across global markets, make him well-qualified to serve on the Board.

Raymond Mow Chief Financial Officer and Director Age: 59	Mr. Mow has spent his career managing and analyzing fixed income mutual funds and institutional portfolios. He has developed a broad knowledge of various asset classes as well as interpreting and forecasting domestic and international economic measures. In addition to his role as our Chief Financial Officer, Mr. Mow also serves as Chief Investment Officer and Chief Compliance Officer of Progression Asset Management, as position he has held since January 2020, and Portfolio Manager of its subsidiary, Innovative Digital Investors, LLC, which is the general partner of Innovative Digital Investors Emerging Technology L.P., a private investment fund specializing in equity investments in cutting-edge technology companies. From March 2018 to March 2019, Mr. Mow held the position of Managing Director of Fixed Income at First Foundation Advisers, overseeing a $2.3 billion portfolio. As a member of the investment policy committee, Mr. Mow collaborated on asset allocation policy and portfolio construction. From 1995 to 2018, Mr. Mow was Senior Portfolio Manager at Highmark Capital Management, overseeing $2 billion in fixed income assets. Mr. Mow currently holds a Series 65 license. Mr. Mow graduated in 1989 from University of Hawaii, Manoa with a BBA-Finance degree. We believe that Mr. Mow is highly qualified to serve on our board due to his extensive experience with financial analysis and reporting.

Director since: July 2021 Board Committees: None	Qualifications: Mr. Mow’s experience as a chief financial officer, investment officer, and portfolio manager, as well as his expertise in fixed income management, asset allocation, and financial analysis, in addition to his leadership, compliance, and investment management experience, make him well-qualified to serve on the Board.

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Michael Maloney Director Age: 40

Mr. Maloney is a digital currency and blockchain technology expert who has been active in the space since 2011. He is the CEO and Founder of Incyt Holdings, developing DeFi Trade Management Systems and trading Bitcoin-denominated Hashrate products. Mr. Maloney also previously served as the CFO for Coinmint, LLC from July 2019 to October 2021; there he developed partnerships with large US public Bitcoin miners that made Coinmint one of the largest cryptocurrency mining operations in North America. Mr. Maloney was a founding employee of Galaxy Digital as the Head of Advisory. At Galaxy he directed the Digital Strategy and Transaction Advisory practice and built the internal trade management system for managing the firm’s assets. Mr. Maloney was a founding member of Ernst & Young’s Distributed Ledger Technology group, and led global blockchain development for the firm. From June 2013 to September 2017, he assisted in the development of numerous blockchain applications for clients across a variety of industries. Mr. Maloney was an Adjunct Professor at Fordham Law School and Fordham Gabelli Business, (August 2019 - July 2024), and co-taught “Blockchain, Virtual Currencies, and Tokens: Business and  Legal Issues” at Wharton School of Business (Jan 2022 - Dec 2023). Mr. Maloney has a B.A. degree from Fordham University.

Director since: July 2021 Board Committees: Audit Committee and Investment Committee	Qualifications: Mr. Maloney’s experience as a digital currency and blockchain expert, as well as his leadership roles in cryptocurrency mining, blockchain technology development, and advisory and educational capacities, in addition to his technical, strategic, and operational expertise across the digital asset ecosystem, make him well-qualified to serve on the Board.

Lori Love Director Age: 44	Ms. Love is a licensed CPA and an experienced finance professional with over 20 years of experience in accounting, finance, and risk management, both in public accounting and in the private sector. Her experience includes “C” level positions in cryptocurrency, energy, healthcare technology, financial services, and consulting services. From June 2022 to the present, Ms. Love has served as a Senior Manager for Eide Bailly’s outsourced managed services group. From October 2019 to December 2021, Ms. Love served as chief financial officer of CleanSpark, Inc., a NASDAQ listed company, where she was responsible for financial strategy, SEC financial reporting, and internal controls. From July 2015 to September 2019, Ms. Love was self-employed as a consultant where she provided out-sourced accounting services to various companies, including acting as chief financial officer for P2K Labs, LLC. Prior to 2015, Ms. Love served in the role of Senior Vice President of Finance at Provident Trust Group for over two years and as Vice President of Finance and Operations at WorldDoc, Inc. where she also served as a director. Prior to her work in the private sector, Ms. Love was an auditor with RSM McGladrey, where she focused primarily on financial services engagements. Ms. Love obtained her Bachelor of Business Administration (BBA) in Accounting from University of Nevada, Las Vegas and carries the CPA designation. We believe that Ms. Love is highly qualified to serve on our board due to her extensive accounting and financial experience with both privately held and publicly traded companies.

Director since: August 2023 Board Committees: Audit Committee (Chair)	Qualifications: Ms. Love’s experience as a chief financial officer, senior finance executive, and licensed CPA, as well as her expertise in accounting, financial reporting, and risk management, in addition to her leadership, operational, and regulatory experience, make her well-qualified to serve on the Board.

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David Sharbutt Director Age: 76	Mr. Sharbutt is a former business executive, who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Mr. Sharbutt has also been a director and Chairman of the Audit Committee of FutureCrest Acquisition Corp. since September 2025. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions). Mr. Sharbutt served on the board of directors of American Tower Corporation from July 2006 to May 2023. Mr. Sharbutt received a Bachelor of Science degree in electrical engineering from Texas Tech University in 1971.

Director since: August 2025 Board Committees: Nominating and Corporate Governance Committee (Chair) and Audit Committee	Qualifications: Mr. Sharbutt’s experience as a chief executive officer, board chair, and director, as well as his expertise in telecommunications, engineering services, and corporate governance, in addition to his leadership and strategic experience across multiple industries, make him well-qualified to serve on the Board.

Jason Edgeworth Director Age: 40	Mr. Edgeworth, age 40, serves as an Investment and Asset Manager at JPD Family Holdings, a Texas-based family office. In this capacity, he directs due diligence, transaction execution, and asset management for investments spanning the energy value chain. Since joining in 2020, he has been responsible for originating and evaluating strategic principal investments and managing portfolio operating companies, while concurrently serving as a director on multiple company boards. Mr. Edgeworth currently holds positions on the boards of HighPeak Energy, Inc. (NASDAQ: HPK), where he is the Independent Chairman of the Board of Directors and a member of both the Compensation Committee and the Nominating and Corporate Governance Committee. Additionally, he serves on the boards of Glacier Oil & Gas Corp., Borealis Alaska Oil, Inc., and the Alaska Oil & Gas Association, where he is a member of the Legal Steering Committee. His professional expertise includes upstream and midstream energy, infrastructure development, real estate, and strategic alternatives processes within these industry verticals. Prior to his tenure at JPD Family Holdings, Mr. Edgeworth was with U.S. Capital Advisors LLC from June 2013 to February 2020, where he ultimately served as Executive Director of Investment & Merchant Banking. At U.S. Capital Advisors, he led due diligence and execution for various public equity and private capital transactions, including initial public offerings, follow-on offerings, at-the-market programs, preferred financings, and mergers and acquisitions, with a primary focus on the exploration and production, midstream, and real estate sectors. He holds a Master of Arts in International Relations from the University of St. Andrews and is a Chartered Alternative Investment Analyst.

Director since: November 2025 Board Committees: Investment Committee (Chair) and Compensation Committee	Qualifications: Mr. Edgeworth’s business experience as an investment and asset manager and as a director and board chair of entities across the energy value chain, as well as capital markets, governance, and operations experience, in addition to his knowledge, financial expertise, and leadership qualities and roles, make him well-qualified to serve on the Board.

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Olivia Howe Director Age: 40	Ms. Howe, age 40, currently serves as the Chief Legal Officer of RigUp, Inc., a source-to-pay software and services company focused on empowering energy professionals and streamlining field operations. Over the past seven years in this role, she has advised the company and its board of directors on legal and business issues and is a member of the company’s management committee. Prior to joining RigUp, Ms. Howe spent seven years in private practice at Vinson & Elkins as a securities litigator, representing public and private companies, partnerships, and officers and directors in M&A litigation, securities litigation, corporate governance, and general commercial disputes. She earned her bachelor’s degree from Texas A&M University, her J.D. from Southern Methodist University and Harvard Law School, and her LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

Director since: November 2025 Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Qualifications: Ms. Howe’s legal and business experience as Chief Legal Officer of a technology-driven source-to-pay software and services company, as well as her background in securities litigation, corporate governance, and M&A matters, in addition to her knowledge, leadership, and advisory experience with boards and management, make her well-qualified to serve on the Board.

Robert Sechan Director Age: 56	Mr. Sechan is currently the CEO, Managing Partner, and Co-Founder of NewEdge Wealth, and Co-Managing Partner of NewEdge Capital Group. He began his career as a financial advisor at Morgan Stanley, specializing in portfolio management and asset allocation. Mr. Sechan subsequently served as a Managing Director at Lehman Brothers, where he managed a prominent family office business. He later joined UBS Financial Services as a Managing Director and Head of the Intellectual Capital Subcommittee, where he guided the firm’s tactical investment process for wealthy families and institutional clients. In 2020, Mr. Sechan co-founded NewEdge Wealth with three partners. He is a frequent commentator on financial and economic issues, with insights featured on CNBC, Fox Business, and Bloomberg TV. Mr. Sechan has been recognized by both Barron’s and Forbes as a Top 100 Financial Advisor. He earned a Master of Business Administration in Finance and Economics and a Bachelor of Science degree in Industrial Management and Economics from The Tepper School of Business at Carnegie Mellon University.

Director since: November 2025 Board Committees: Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee	Qualifications: Mr. Sechan’s business experience as a financial executive, advisor, and co-founder of a national wealth management firm, as well as his expertise in portfolio management, asset allocation, and investment strategy developed through senior leadership roles at leading financial institutions, in addition to his industry knowledge and leadership capabilities, make him well-qualified to serve on the Board.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board of Directors

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Investment Committee. Members of each committee are elected by the Board and serve until their successors are elected and qualified. The charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee can be found in the corporate governance section of our website at bitminetech.io.

Audit Committee		Current Members (All Independent)
The Audit Committee oversees and reports to the Board on various auditing and accounting-related matters, including:		Chairman:

●	the maintenance of the integrity of our financial statements, reporting process and systems, internal accounting and financial controls;	Lori Love

●	the evaluation, compensation and retention of our independent registered public accounting firm;	Members:

●	the performance of internal audit; legal and regulatory compliance, including our disclosure controls and procedures; and	David Sharbutt

●	oversight over our risk management and cybersecurity policies and procedures.	Michael Maloney

Lori Love and David Sharbutt have been determined by our Board to be “audit committee financial experts” as defined under the rules of the SEC and to satisfy the independence requirements of Audit Committee members required by the NYSE Listed Company Manual.		Meetings in 2025: 4

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Nominating and Corporate Governance Committee		Current Members (All Independent)
The Nominating and Corporate Governance Committee advises the Board and makes recommendations regarding appropriate corporate governance practices. Pursuant to its charter, the Nominating and Corporate Governance Committee:		Chairman: David Sharbutt

●	advises the Board and makes recommendations regarding appropriate corporate governance practices and assists the Board in implementing those practices;

●	guides the evaluation of the Board and its committees;	Members:

●	assists the Board with the identification and nomination of individuals qualified to become members of the Board;	Olivia Howe

●	develops and maintains a succession plan for our President and CEO;	Robert Sechan

●	assists the Board in ensuring proper attention and effective response to stockholder concerns regarding corporate governance;	Meetings in 2025: 2

●	assesses the potential impact of service on another public company board by a director relating to the director’s time and availability, potential conflict of interest issues and his or her status as an independent director;

●	assesses conflicts of Board members; and

●	reviews and evaluates committee structures.

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Compensation Committee		Current Members (All Independent)
The Compensation Committee oversees compensation for our executive officers and our incentive compensation and benefit plans. Pursuant to its charter, the Compensation Committee:		Chairman:

●	reviews, modifies (if necessary), approves, and recommends for Board approval, the compensation program and corporate goals relevant to compensation of the CEO and other senior management;	Olivia Howe

●	reviews, modifies (if necessary) and approves, the compensation program and corporate goals relevant to compensation of other members of senior management;	Members:

●	evaluates the performance of the Company’s CEO and, in consultation with the CEO, the Company’s other executive officers and other members of the Company’s senior management in light of those goals and objectives; and	Jason Edgeworth

●	administers and oversees the enforcement of the Company’s clawback policy to recover incentive compensation that was erroneously paid in the event of a financial restatement or misconduct.	Robert Sechan

Each member of the Compensation Committee has been determined by our Board to satisfy the independence requirements of Compensation Committee members required by the NYSE Listed Company Manual.		Meetings in 2025: 4

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Investment Committee		Current Members (All Independent)
The Investment Committee oversees the Company’s investment strategy, capital allocation, treasury activities, and related risk management, including oversight of the Company’s digital asset staking operations. Pursuant to its charter, the Investment Committee:		Chairman: Jason Edgeworth

●	reviews, modifies (if necessary), approves, and recommends for Board approval the Company’s investment policy, strategic asset allocation, and portfolio construction guidelines, including liquidity parameters and diversification objectives;	Members: Mike Maloney

●	reviews, modifies (if necessary), and approves material investment strategies and mandates, including the selection, retention, and oversight of external managers, advisors, custodians, and staking service providers;	Robert Sechan Meetings in 2025: 0 (The Investment Committee was formed in September of 2025).
●	evaluates investment performance relative to benchmarks and risk objectives, including portfolio- and strategy-level results, and, as applicable, validator performance, staking rewards, penalties, and risk indicators; and

●	oversees risk, compliance, and controls across investment activities, including custody and key-management standards, incident response protocols, regulatory and financial reporting considerations, and the review and approval of material disclosures related to investment and staking activities for inclusion in public reports.

Board Leadership Structure

Our Board is led by Thomas Lee, an independent director and Chairperson of the Board (the “Board Chair”). The Board has carefully considered our leadership structure and believes that, at this time, the interests of the Company and its stockholders are best served by having the positions of Board Chair and CEO of the Company filled by different individuals. This allows the CEO to focus on the Company’s day-to-day operations while allowing the Board Chair to lead the Board in providing guidance and oversight to management. We believe that Mr. Lee’s extensive leadership experience and cryptocurrency background qualifies him for his role as Board Chair. The Board welcomes and considers any input received from our stockholders regarding the Board’s leadership structure and informs stockholders of any change in the Board’s leadership structure by updates to our corporate website and disclosures in our annual proxy statements and other regulatory filings.

Under the Company’s governance policies, our Board Chair has the authority to call meetings of the directors. The Board Chair presides over and establishes the agenda for our Board meetings. Along with other members and committees of the Board, the Board Chair is also tasked to review the annual performance of the Board’s committees as well as areas of key risk to the Company.

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The Board believes that management speaks on behalf of the Company. Under the Board’s communications policies, individual directors, including the Board Chair, are not authorized to meet with or otherwise communicate with stockholders, research analysts, vendors, the press or other external constituencies unless (a) such communication is requested by the Board Chair, the CEO, or the full Board, or (b) the communication is necessary for the director to fulfill their responsibilities under the applicable committee charter.

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. In accordance with the NYSE listing standards, a majority of the members of our Board are independent, and only independent directors serve on the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee, each of which is supported by an appropriate charter and may hold executive sessions without management present. Additionally, each member of the Board has access to the Company’s books, records and reports, and members of management are available at all times to answer their questions.

The Nominating & Governance Committee, which consists entirely of independent directors, also periodically examines our Board’s leadership structure, as well as other governance practices, and conducts an annual assessment of the Board’s and each committee’s effectiveness. The Nominating & Governance Committee has determined that the present leadership structure is effective and appropriate.

As a result of its committee system and composition of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs, and Board evaluation. We believe that the leadership structure of the Board, including the independent committees of the Board, is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders. Further, we believe that Mr. Tsang’s role as CEO and director, combined with Mr. Lee’s role as an independent Board Chair, results in effective and robust governance, creating strong accountability while enhancing our ability to communicate our message and strategy clearly and consistently to stockholders.

Oversight of Risk

One of the key functions of the Board is to oversee our risk management process. The Board’s oversight of the material risks faced by the Company occurs directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

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In particular, the Board and the Audit Committee are generally responsible for overseeing management of the various operational, financial, accounting, legal and human resources-related risks faced by the Company. The Board and/or the Audit Committee fulfills this responsibility by requesting and reviewing reports and presentations from management regarding its business strategies, financial and operating forecasts, and specific risks, including, among other things: risks related to cryptocurrency market volatility; the future growth and development of the Ethereum and Bitcoin digital ecosystems; operational and custody risks of our digital assets; regulatory, legal and policy risks; energy sourcing and costs; the performance and maintenance of immersion cooling and data center equipment; cybersecurity and data center infrastructure; compliance with evolving digital asset regulations; environmental, health, safety and regulatory matters; information technology; insurance coverage; physical security of assets; the creditworthiness of counterparties; the Company’s liquidity status with respect to applicable financial covenants; public disclosures; litigation and governance matters; and compensation-related risks. For more information on the Board’s management of risk related to cybersecurity, please see our disclosures under Item 1C. Cybersecurity of our Annual Report. The Audit Committee also oversees the implementation and effectiveness of the Company’s compliance program, and reviews specific financial and legal matters as requested by the full Board from time to time. The senior executives periodically report to the Audit Committee and the Board on other operational, financial, legal, and human resources-related risks as they may arise from time to time.

Further, the Compensation Committee assesses and monitors whether any of our compensation policies and programs create risks or encourage conduct that would be reasonably likely to have a material adverse effect on the company. The Nominating & Governance Committee is additionally responsible for identifying risks associated with, and, as needed, implementing risk management plans and policies for, leadership succession, with approval from the Board. The Board and its committees further oversee additional risks including, as appropriate and without limitation, business, industry, economic, safety, cybersecurity, and environmental, social and governance (“ESG”) risks.

The Board, or the appropriate committee, assesses existing and significant emerging risks on an ongoing basis as they arise. While the Board applies similar oversight standards to all material risks facing the company, focusing more frequently on the areas that represent more immediate risks, individual risks generally differ in duration and severity, and timeframes required for effective mitigation may vary greatly or change over time as risk environments evolve. Thus, the Board may adjust its oversight strategy on a case-by-case basis, as appropriate.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our risk oversight structure complements our current Board leadership structure, as it allows our non-management directors, through its three fully independent Board committees, as well as Mr. Lee as independent Board Chair, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

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Director Qualifications

In evaluating the Board’s composition and in identifying, evaluating and recommending director candidates, the Nominating and Governance Committee considers the Company’s current and future strategic needs. We believe a diverse set of skills and experiences is necessary to bring valuable, unique and complementary perspectives to Board deliberations and the oversight of the Company’s affairs. As part of its ongoing review of the Board’s composition, the Nominating and Governance Committee takes into account various factors, including:

●	Feedback on director attributes and performance collected through Board and Committee assessments;
●	The current and desired skills and experiences necessary to support the Board and its committees;
●	Insights from the Board’s evaluation process and the expertise of existing directors;
●	Changes in the Company’s business strategy and operating environment; and
●	Anticipated director retirements.

In evaluating director candidates, the Nominating and Governance Committee considers, among other factors:

●	The candidate’s business background and relevant experience;
●	Alignment of the candidate’s skills and competencies with the company’s strategic goals and challenges;
●	How the candidate’s expertise, skills, and knowledge complement those of existing Board members;
●	The candidate’s character, judgment, diversity of experience, business acumen, and ability to represent stockholder interests;
●	The candidate’s independence under applicable SEC and NYSE standards; and
●	The candidate’s ability to commit sufficient time and energy to effectively serve as a Board member.

In recommending director candidates, the Nominating and Governance Committee will consider how a candidate’s skills and experience, as well as diversity and other factors, complement those of the current Board, but the Committee has not adopted a formal policy with respect to Board diversity.

The Board believes that each of its directors and director nominees understands fully the responsibilities of service as a director and the governance requirements applicable to public companies resulting from the orientation and ongoing education provided by the Company’s counsel and their service on the boards of directors of other public companies and the Company.

The Nominating and Governance Committee, in recommending director candidates, considers diversity based on the extent to which a candidate’s skills and experiences in the areas described above differ from and compliment those of the other members of the Board. A candidate is nominated only if the Nominating and Governance Committee believes the combination of the candidate’s skills and experiences will bring a unique and complementary perspective to Board deliberations and to the oversight of the Company’s affairs.

Directors’ Attendance at Meetings of the Board and Annual Meeting of Stockholders

The Board held 15 meetings in 2025 and each of the incumbent directors attended at least 75% of the meetings of the Board and the respective committees on which he or she served during his or her time of service. During 2025, our independent directors met in an executive session, as necessary, at regularly scheduled Board meetings. Our Chairman of the Board presided at each such meeting.

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Subject to the Board’s policies on communications, the Board encourages interaction with stockholders and recognizes that annual meetings of the stockholders provide a venue where stockholders can access and interact with our directors. Accordingly, while we do not have a policy requiring our directors to attend annual meetings of the stockholders, each member of the Board is encouraged to attend the meetings.

Communicating with the Board of Directors

Our stockholders and other interested parties may send written communications directly to the board or to specified individual directors, including the Chairman or any other non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our outside legal counsel and, depending on the content, will be:

●	forwarded to the addressees or distributed at the next scheduled board meeting;
●	if they relate to financial or accounting matters, forwarded to the audit committee or distributed at the next scheduled audit committee meeting;
●	if they relate to executive officer compensation matters, forwarded to the compensation committee or discussed at the next scheduled compensation committee meeting;
●	if they relate to the recommendation of the nomination of an individual, forwarded to the full board or discussed at the next scheduled board meeting; or
●	if they relate to our operations, forwarded to the appropriate officers of our company, and the response or other handling of such communications reported to the board at the next scheduled board meeting.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board, (3) recommend a candidate for the Board for consideration by the Nominating and Corporate Governance Committee or (4) have the stockholder’s proposal or nomination included in our proxy statement in accordance with Rule 14a-8 or Rule 14a-19 of the Exchange Act, all of which are described elsewhere in this Proxy Statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended August 31, 2025, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis during the year ended August 31, 2025, except those listed below:

●	December 4, 2024: Jonathan Bates and Innovative Digital Investors Emerging Technology LP each filed one Form 4 late, relating to three transactions.

●	July 14, 2025: Thomas Lee filed one Form 3 late and one Form 4 late with respect to one transaction.

●	September 3, 2025: Jonathan Bates and Innovative Digital Investors Emerging Technology LP each filed one Form 5 to report five transactions that were not timely reported on Form 4. Additionally, each of Seth Bayles, Lori Love, Michael Maloney, Raymond Mow, Erik Nelson and Ryan Ramnath filed one Form 5 to report three transactions not timely reported on Form 4.

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Code of Ethics

The Company has adopted a Code of Ethics applicable to its principal executive, financial and accounting officers and persons performing similar functions, as well as all directors and employees of the Company. Our corporate governance guidelines and codes can be found in the corporate governance section of our website at bitminetech.io.

Related Party Transactions

We maintain a written policy that requires any related party transaction (as defined below) to be reviewed and approved by the disinterested members of our Audit Committee. A related party transaction is a transaction, proposed transaction, or series of similar transactions, in which (a) we are a participant, (b) the aggregate annual amount involved exceeds $120,000 and (c) a related person (as defined below) has or will have a direct or indirect material interest. A related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee to become a director, (ii) a person known to be the 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or more than 5% beneficial owner, and (iv) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or more than 5% beneficial owner. The written policy includes factors to be considered by the disinterested members of our Board when determining whether to approve a proposed related party transaction. Factors to be considered include the terms of the transaction with the related party, availability of comparable products or services from unrelated third parties, terms available from unrelated third parties and benefits provided to us by the transaction.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following identifies the elements of compensation for fiscal years 2025 and 2024 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during fiscal year 2025, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of August 31, 2025 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company as of August 31, 2025. These individuals are referred to as Bitmine’s “Named Executive Officers” or “NEOs.”

Introduction

For the fiscal year ended August 31, 2025, Company’s NEOs were:

●	Jonathan Bates, Former Chief Executive Officer(1)

●	Raymond Mow, Chief Financial Officer; and

●	Erik Nelson, President

(1)	On November 12, 2025, Mr. Bates resigned from his position as chief executive officer, and the Company’s Board appointed Chi Tsang as the Company’s new chief executive officer.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to the Company by our NEOs during the fiscal years ended August 31, 2025 and August 31, 2024. Additional information on our NEOs’ annual compensation for the 2025 fiscal year is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Compensation(2)		All Other Compensation	Total
Jonathan Bates (2)	2025	300,000	935,000	367,740	(3)	-	1,602,740
Former Chief Executive Officer	2024	-	-	622,120	(4)	-	622,120

Raymond Mow	2025	120,000	425,000	466,273	(5)	-	1,011,273
Chief Financial Officer	2024	-	-	155,115	(6)	-	155,115

Erik Nelson	2025	120,000	170,000	466,273	(7)	-	756,273
President	2024	-	-	63,871	(6)	-	63,871

(1)	Amounts in this column for 2025 represent discretionary annual bonuses, as described under “Narrative Disclosure to the Summary Compensation Table-Cash Bonuses” below.

(2)	Mr. Bates served as our chief executive officer from May 2022 to November 2025.

(3)	Represents 24,000 shares of restricted stock granted to Mr. Bates, all of which were immediately vested, at an average valuation price of $15.32 per share. This valuation was computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, using the reasonable application of a reasonable valuation method.

(4)	Represents 150,000 Series A Preferred Shares granted to Mr. Bates on August 31, 2022, which vested on January 15, 2025. Each Preferred Share was valued at its liquidation preference of $10 per share for a total value of $1,500,000, amortized to expense by us pro rata from the period from September 1, 2022 through January 15, 2025.

(5)	Represents 46,000 shares of restricted stock granted to Mr. Mow, all of which were immediately vested, at an average valuation price of approximately $10.13 per share. This valuation was computed in accordance with FASB ASC Topic 718, using the reasonable application of a reasonable valuation method.

(6)	These amounts represent restricted stock granted to each of Mr. Mow and Mr. Nelson, all of which vested on January 15, 2025. These shares were valued at $8.80 (post-reverse stock split), amortized to expense by us pro rata from the period from September 1, 2022 through January 15, 2025. The assumptions used to value the stock compensation are as follows:

●	Our common stock is very thinly traded and not indicative of the fair market value of the common stock;

●	During the fiscal year ended August 31, 2022, we conducted a Unit Offering, each Unit consisting of one share of common stock and two warrants, and sold $5,152,500 worth of the Unit Offering at a price of $1.25 per Unit;

●	We used the Unit Offering as an indication of the fair market value of our common stock and performed a Black Scholes analysis to determine the respective values of the common stock and warrants included in the Unit Offering. The Black Scholes analysis yielded a value of $8.80 per share (post-reverse stock split) for the common stock.

(7)	Represents 46,000 shares of restricted stock granted to Mr. Nelson, all of which were immediately vested, at an average valuation price of approximately $10.13 per share. This valuation was computed in accordance with FASB ASC Topic 718, using a reasonable application of a reasonable valuation method.

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Narrative Disclosure to the Summary Compensation Table

Compensation Philosophy

The Board is responsible for creating and reviewing the compensation of our executive officers, as well as overseeing our compensation and benefit plans and policies and administering our equity incentive plans. We believe in providing a competitive total compensation package to executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:

●	provide competitive compensation that will help attract, retain and reward qualified executives;

●	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

●	align executives’ interests with the interests of stockholders by including long-term equity incentives.

The Board believes that our executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Board evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the payment processing industry and taking into account our relative performance and its own strategic objectives.

Base Salary

Each NEO receives a base salary to compensate him for the satisfactory performance of services rendered to Bitmine. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Beginning September 1, 2024, we orally agreed to accrue compensation at the rate of $25,000 per month for Mr. Bates and $10,000 per month for Mr. Mow and Mr. Nelson respectively, to be paid when we have sufficient additional capital. In July 2025, the Board determined that the Company had sufficient capital, and we began paying base salary compensation to each of our NEOs at the aforementioned rates. As of August 31, 2025, the NEOs’ base salary rates were as follows: (i) Mr. Bates, $300,000, (ii) Mr. Mow, $120,000, and (iii) Mr. Nelson, $120,000.

On September 1, 2025, the Company entered into employment agreements with each of our NEOs (the “Employment Agreements”), as described under “Employment Agreements” below. Pursuant to the employment agreements, our NEO’s base salary was increased as follows: (i) Mr. Bates, $750,000, (ii) Mr. Mow, $350,000, and (iii) Mr. Nelson, $240,000.

Cash Bonuses

The NEOs have the opportunity to earn discretionary annual performance-based cash bonuses as determined by the Compensation Committee. For fiscal year 2025, the Compensation Committee awarded discretionary bonuses to the NEOs as follows: (i) Mr. Bates, $935,000, (ii) Mr. Mow, $425,000, and (iii) Mr. Nelson, $170,000.

After September 1, 2025, NEOs’ bonuses were determined as set forth in their respective employment agreements. See “Employment Agreements” below for further detail.

Benefits Plans

The Company does not currently sponsor a 401(k) defined contribution plan or any other retirement plan. In the event the Company adopts such a plan in the future, our NEOs would be eligible to participate on the same terms as other eligible employees.

Equity Compensation

On August 31, 2022, Mr. Bates was awarded 150,000 Series A Preferred Shares, which vested on January 15, 2025. Also on August 31, 2022, Mr. Mow and Mr. Nelson were awarded 850,000 shares of common stock and 350,000 shares of common stock, respectively, all of which vested on January 15, 2025.

On August 28, 2024, the Board approved restricted stock awards for the NEOs as part of their fiscal year 2025 compensation package. Each restricted stock award was immediately vested upon issuance in fiscal year 2025. Mr. Bates was awarded 75,000 shares of restricted stock, and Mr. Mow and Mr. Nelson were each awarded 45,000 shares of restricted stock. These awards were subsequently adjusted in accordance with the 1-for-20 reverse stock split that occurred effective May 15, 2025.

Additionally, each of our NEOs received stock awards in compensation for their service on the Bitmine Board.

For a description of our Board compensation program, see “Director Compensation” below.

Outstanding Equity Awards At Fiscal Year-End

The Company did not grant options in fiscal year 2025, and all stock awards granted to our named executive officers in fiscal year 2025 were immediately vested. Therefore, there were no outstanding equity awards as of August 31, 2025.

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Equity Incentive Plans

2025 Equity Incentive Plan

We established a 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), effective May 2, 2025, for the benefit of the directors, officers, independent contractors, and key employees. Awards under the 2025 Equity Incentive Plan may be made in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; and (iii) Restricted Stock. The aggregate number of shares reserved for issuance under the 2025 Equity Incentive Plan is 3,750,000 shares of common stock (on a post-split basis).

To date, the 2025 Equity Incentive Plan has not been submitted for shareholder approval and no awards have been granted under the 2025 Equity Incentive Plan. If the 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”) described below is approved, we intend that it will replace and supersede the 2025 Equity Incentive Plan.

2025 Omnibus Incentive Plan

At the Annual Meeting, the Company will request stockholder approval for the 2025 Omnibus Plan, which will become immediately effective upon such approval. The 2025 Omnibus Plan is intended to promote the long-term success of the Company by aligning the interests of employees, directors and consultants with those of our stockholders, encouraging individual performance, fostering teamwork and enabling us to attract and retain the talent necessary to drive our growth following the direct listing of our common stock.

The 2025 Omnibus Plan authorizes the grant of a broad array of equity and cash-based awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-conditioned restricted stock and restricted stock units), other share-based awards and other cash-based awards, or any combination of the foregoing, each as determined by the plan administrator.

The 2025 Omnibus Plan initially reserves 15,400,000 shares of our common stock for issuance, subject to adjustment for stock splits, recapitalizations and similar events. Shares underlying awards that expire, are forfeited, or are settled in cash (including shares surrendered or withheld to cover exercise prices or tax withholding obligations) generally become available again for future awards under the 2025 Omnibus Plan; however, shares tendered to pay an exercise price, withheld to satisfy tax obligations, or repurchased on the open market with option proceeds will not again become available for issuance.

The Board administers the 2025 Omnibus Plan and may delegate its authority to a committee of the Board or, within prescribed limits, to one or more officers. The administrator has broad discretionary authority to, among other things: select eligible participants; determine the type, size and terms of awards (including performance goals, vesting conditions, exercise prices and expiration dates); accelerate or extend vesting or exercise; interpret and amend the plan and outstanding awards; and establish rules for plan administration.

Options and stock appreciation rights (“SARs”) granted under the 2025 Omnibus Plan must have an exercise price (or base price, in the case of SARs) at least equal to the fair market value of our common stock on the date of grant (110 percent of fair market value for incentive stock options granted to holders of 10 percent or more of our total voting power). Options and SARs may have a term of up to ten years, except that incentive stock options granted to 10 percent stockholders may not exceed a five-year term. The administrator determines vesting schedules for all awards; however, stock options and other full-value awards are generally expected to vest over time or upon achievement of performance goals.

Upon certain changes in our capitalization (for example, stock splits, mergers or similar events), the administrator will make equitable adjustments to the number and type of shares reserved under the 2025 Omnibus Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices). In connection with a change in control, the administrator may, in its discretion, provide for the assumption, substitution, or cash-out of outstanding awards, or for their termination if the exercise price equals or exceeds the consideration payable to stockholders. If a participant’s employment is terminated without Cause or resigns for Good Reason (as each term is defined in the applicable award agreement or other applicable agreement) within twelve months after a change in control, the participant’s awards under the 2025 Omnibus Plan will become fully vested.

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The 2025 Omnibus Plan allows the administrator to establish procedures for satisfying tax-withholding obligations, including by withholding shares otherwise deliverable upon exercise, vesting or settlement, or by accepting previously owned shares. Awards may be settled in shares, cash, or a combination of both, as provided in the applicable award agreement.

Unless earlier terminated by the Board, the 2025 Omnibus Plan will be unlimited in duration, provided that no awards will be made under the plan on or after the tenth anniversary of the effective date.

The foregoing summary of the 2025 Omnibus Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Employment Agreements

Effective September 1, 2025, the Company entered into agreements with certain NEOs, the material terms of which are summarized below. In connection with the appointment of its new chief executive officer, Chi Tsang, the Company intends to enter into new employment agreements with its executive officers.

Each agreement described below contains confidentiality, non-competition, and dispute resolution provisions. Capitalized terms appearing in the following descriptions but not defined therein are defined in the applicable agreement. The summary below is qualified in all respects by reference to the underlying agreement.

Jonathan Bates Mr. Bates was a party to an employment agreement with Bitmine under which he served as Chief Executive Officer (the “Bates Agreement”). The Bates Agreement provides for an annual base salary of $750,000; a minimum annual cash bonus of $375,000, payable in equal quarterly installments; and performance-based compensation of $787,500, subject to achievement of performance metrics to be determined by the Board. The Bates Agreement also provides for an annual equity award with a grant-date fair value of $1,125,000, granted in the form of restricted stock units (“RSUs”). These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Bates Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

Raymond Mow Mr. Mow is a party to an employment agreement with Bitmine under which he serves as Chief Financial Officer (the “Mow Agreement”). The Mow Agreement provides for an annual base salary of $350,000; a minimum annual cash bonus of $105,000, payable in equal quarterly installments; performance-based compensation of $113,750, subject to achievement of performance metrics to be determined by the Board. The Mow Agreement also provides for an annual equity award with a grant-date fair value of $455,000, granted in the form of RSUs. These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Mow Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

Erik Nelson Mr. Nelson is a party to an employment agreement with Bitmine under which he serves as President (the “Nelson Agreement”). The Nelson Agreement provides for an annual base salary of $240,000; a minimum annual cash bonus of $52,500, payable in equal quarterly installments; and an annual equity award with a grant-date fair value of $113,750, granted in the form of RSUs. These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Nelson Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

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Severance and Change of Control Benefits

As of August 31, 2025, the Company did not have any agreements with our named executive officers or directors which provide for severance or change of control benefits.

The Employment Agreements, entered into effective September 1, 2025, provide the severance and change of control benefits set forth below. Capitalized terms appearing in the following descriptions but not defined therein are defined in the applicable agreement.

If the executive’s employment is terminated by the Company for Cause or by the executive without Good Reason, subject to satisfying certain conditions, the executive would be entitled to a lump-sum cash payment equal to one year of his total cash compensation.

If the executive’s employment is terminated by the Company without Cause, by the executive with Good Reason, or due to the executive’s death or Disability, subject to satisfying certain conditions, the executive would be entitled to a lump-sum cash payment equal to two years of his total cash compensation.

In connection with Mr. Bates’s resignation as chief executive officer, the Company and Mr. Bates entered into a Separation Agreement, consistent with the terms of the Bates Agreement, pursuant to which Mr. Bates received a lump sum payment of $1,912,500.00.

Director Compensation

As of August 31, 2025, the Company had four non-employee directors, Michael Maloney, Seth Bayles, Lori Love, and John Kelly, and three employee directors, Mr. Bates, Mr. Mow and Mr. Nelson. Our employee directors receive compensation for their service on the Bitmine Board on the same basis as non-employee directors. For a description of Mr. Bates’s, Mr. Mow’s and Mr. Nelson’s compensation and employment agreements, see the above titled sections “Executive Compensation– Summary Compensation Table” and “Executive Compensation – Employment Agreements.”

The Bitmine Board periodically reviews director compensation to ensure that it remains competitive and aligned with Bitmine’s business objectives and long-term stockholder value. Our director compensation program is designed to attract, retain, incentivize, and reward directors who contribute to the Company’s long-term success.

During the fiscal year ended August 31, 2025, directors received compensation solely in the form of shares of the Company’s common stock. Directors did not receive cash compensation but were reimbursed for reasonable business-related travel expenses. For service on the Board, directors received 45,000 shares per quarter, and for service on each Board committee, directors received 15,000 shares per quarter.

Following fiscal year-end, the Board approved a revised non-employee director compensation program effective November 2025 (with November service prorated). Under the program, directors will receive compensation in shares of common stock through December 31, 2025, and beginning January 1, 2026, may elect to receive either common stock or stock options with an exercise price equal to $1.00 above the closing price of the common stock as of January 1 of each calendar year. Compensation levels are: 833 shares per month for Board service (or 2,500 options), 250 shares per month for each committee on which the director serves (or 750 options) and additional monthly compensation for committee chairs of 250 shares (or 750 options) and 125 shares (or 375 options) for the Audit Committee chair. The option equivalents beginning January 1, 2026, are proportionate to the share amounts described above.

Director Compensation Table

The following table details the total compensation earned by our non-employee directors during the year ended August 31, 2025.

Name	Stock Awards ($) (1)(2)	Total ($)
Michael Maloney	230,250	230,250
Seth Bayles	145,650	145,650
Lori Love	256,650	256,650
John Kelly	392,580	392,580

(1)	Values in this column for Mr. Maloney, Mr. Bayles, and Ms. Love represent average valuation prices of $15.35, $16.18, and $17.11 per share, respectively. This valuation was computed in accordance with FASB ASC Topic 718, using a reasonable application of a reasonable valuation method.

(2)	The value in this column for Mr. Kelly, whose Board fees were awarded on August 31, 2025, represent the fair market value of $43.62 per share.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended August 31, 2025, and discussed them with management and the Company’s independent registered public accounting firm, Bush & Associates CPA (“Bush”).

The Audit Committee has discussed with Bush the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received and reviewed the written disclosures and the letter from Bush required by applicable requirements of the Public Company Accounting Oversight Board regarding Bush’s communications with the Audit Committee concerning independence and has discussed with Bush its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

By the Audit Committee of the Board of Directors of Bitmine Immersion Technologies, Inc.

Lori Love, Chairman

David Sharbutt

Michael Maloney

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PROPOSAL 2 – THE CHARTER AMENDMENT PROPOSAL

On [●], 2025, the Board unanimously adopted and declared the advisability of an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to increase the total number of shares of Common Stock the Company is authorized to issue from 500,000,000 shares to [●] shares (the “Charter Amendment”). The Board further directed that the Charter Amendment be considered at the annual meeting. Accordingly, at the annual meeting, stockholders will vote on a proposal to approve the Charter Amendment.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendment to the Charter will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Description of the Amendment to the Charter

If the Charter Amendment is approved, the Board will be authorized to issue the additional shares of Common Stock, in its discretion, without further approval of the stockholders, and the Board does not intend to seek stockholder approval prior to any issuance of the shares of Common Stock, unless stockholder approval is required by applicable law or securities exchange rules.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Company is presently authorized to issue. Holders of shares of Common Stock are entitled vote on all matters submitted to Company stockholders for their vote or approval. Each share of Common Stock has the voting power of one vote. Under the terms of the Company Bylaws, directors will be elected by a plurality of the votes cast by Company’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Company’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the charter, the Company’s Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. Holders of shares of Common Stock are entitled to receive dividends, as and if declared by the board of directors out of legally available funds. Upon the liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in those of Company’s assets that are legally available for distribution to Company stockholders after payment of liabilities and subject to the prior rights of the holders of preferred stock then outstanding.

Reasons for the Amendment to the Charter

The Board believes approval of the Charter Amendment is in the best interests of the Company and its stockholders. The authorization of additional shares of Common Stock will allow the Company to explore opportunities for strategic transactions that could result in the issuance of Common Stock, including equity capital raises, as they arise or as the Company’s needs require. In addition, the Company has an at-the-market (“ATM”) offering program in place, pursuant to which it may, from time to time, offer and sell shares of Common Stock. Although the Company frequently reviews various transactions, the Company has no other current agreement or commitment to issue additional shares of its Common Stock.

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The Board also considered certain risks of the Charter Amendment. The issuance of additional shares of Common Stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. It may also adversely affect the market price of the Common Stock. However, if the issuance of additional shares of Common Stock allows the Company to pursue its business plan and grow its business, the market price of the Common Stock may increase.

While not intended as an anti-takeover provision, the additional shares of Common Stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock to purchasers who would oppose a takeover or favor the current Board. Although the Charter Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Charter Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Required Vote and Recommendation

Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock. Neither Delaware law, nor the Charter or Bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation

The Board Recommends a Vote “FOR” the Approval of the Charter Amendment Proposal

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PROPOSAL 3 – APPROVAL OF THE BITMINE IMMERSION TECHNOLOGIES, INC. 2025 OMNIBUS INCENTIVE PLAN

Overview

At the Bitmine Immersion Technologies, Inc. (the “Company”) annual meeting, stockholders will be asked to approve the Bitmine Immersion Technologies, Inc. 2025 Omnibus Incentive Plan (the “Plan”). The board of directors of the Company (the “Board”) adopted the Plan on [●], 2025, subject to its approval by the stockholders of the Company. If the stockholders approve the Plan, it will become effective as of January 15, 2026.

Board Recommendation

If approved by Bitmine Immersion Technologies, Inc. stockholders, the Plan will become effective and will be administered by the Board or by a committee that our Board designates for this purpose (referred to below as the administrator), which will have the authority to make awards under the Plan.

After careful consideration, the Board believes that approving the Plan is in the best interests of Bitmine Immersion Technologies, Inc. The Plan promotes ownership in the Company by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Bitmine Immersion Technologies, Inc. Therefore, the Board recommends that the Bitmine Immersion Technologies, Inc. stockholders approve the Plan.

In evaluating this proposal to approve the Plan, stockholders should consider all of the information provided herein.

The Board has unanimously recommended that stockholders vote “FOR” the approval of the Plan.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan attached as Appendix [●] to this proxy statement.

Purpose; Types of Awards

The purposes of the Plan are to encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.

Shares Subject to the Plan

A total of 15,400,000 shares of the Company’s common stock will be reserved and available for issuance under the Plan (the “Share Limit”). The maximum number of shares that may be issued pursuant to options intended to be incentive stock options will be equal to 15,400,000. Notwithstanding anything herein to the contrary, the maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $3,000,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of common stock subject to an award under the Plan that, after the date the Plan becomes effective, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards with respect to shares of common stock. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the Plan and will not be available for issuance under the Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares subject to such stock appreciation rights or options will be deemed issued under the Plan and will not be available for issuance under the Plan. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards or repurchased on the open market using exercise price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

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Administration of the Plan

The Plan will be administered by the administrator, who is the Board, or, if and to the extent the Board does not administer the Plan, the committee. The administrator has the power to determine the terms of the awards granted under the Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Plan. All decisions made by the administrator pursuant to the provisions of the Plan will be final, conclusive and binding.

Participation

Participation in the Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Plan by the administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. As of November 21, 2025, it is expected that approximately 3 employees, 4 consultants and 7 of our non-employee directors will be eligible to participate in the Plan. We expect the number of eligible participants to increase over time as we engage additional service providers.

Types of Awards

The types of awards that may be made under the Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, subject to the Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Stock Options

The Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase Company common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of a share of Company common stock on Nasdaq on the date of grant. Nonqualified stock options under the Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of Company common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Unless otherwise determined by the administrator, each vested and outstanding option granted under the Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.

Stock Appreciation Rights

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of Company common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Company common stock on the grant date), multiplied by the number of shares of Company common stock subject to the SAR (as determined by the administrator). Unless otherwise determined by the administrator, each vested and outstanding SAR granted under the Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.

Restricted Shares

A restricted share award is an award of Company common stock that vests in accordance with the terms and conditions established by the administrator.

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Restricted Stock Units

A restricted stock unit is a right to receive shares or the cash equivalent of Company common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted Company common stock (or, in the administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.

Other Share-Based Awards

We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Company common stock, including unrestricted Company common stock under the Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Company common stock.

Other Cash-Based Awards

We may grant cash awards under the Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards

We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals

If the administrator determines that an award under the Plan will be earned subject to the achievement of performance goals, the administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Vesting

The administrator has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. However, no award shall vest in full earlier than the first anniversary of the applicable grant date. This one-year minimum vesting restriction does not apply to (i) substitute awards, (ii) awards that result in the issuance of an aggregate of up to five percent (5%) of the shares authorized for issuance under the Plan, or (iii) the administrator’s discretion to provide for accelerated vesting in connection with a participant’s death, disability, or a change in control.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of the Company common stock reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of the Company common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

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Change in Control

Unless otherwise expressly provided in an award agreement, awards will not automatically vest upon a change in control (as defined in the Plan). However, if a participant’s employment or service is terminated by the Company without cause, or the participant resigns for good reason (each as defined in the Plan), in either case within twelve (12) months following a change in control, then the participant’s awards will become fully vested (or, in the case of performance-based awards, will vest based on target or actual performance, as determined in good faith by the administrator).

In the event of any proposed change in control, the administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Recoupment Policy

Awards under the Plan are subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including the Dodd-Frank Act and SEC rules.

No Repricing Without Shareholder Approval

Except as permitted in connection with equitable adjustments for corporate transactions or changes in capitalization, the Administrator may not, without the approval of the Company’s stockholders, (i) reduce the exercise price of any outstanding option or stock appreciation right, (ii) cancel any outstanding option or stock appreciation right and replace it with a new option, stock appreciation right, other award, or cash, or (iii) take any other action that is considered a ‘repricing’ under applicable stock exchange rules.

Amendment and Termination

The administrator may alter, amend, modify, or terminate the Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Plan that requires stockholder approval under the rules of the stock exchange(s) on which the Company common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Company common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the administrator additional powers to amend the Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Plan, unless the administrator expressly reserved the right to do so at the time of the award.

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Material U.S. Federal Income Tax Effects

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. Participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

Nonqualified Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

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Restricted Stock

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and the Company will have a corresponding deduction at that time.

Other Share-Based and Other Cash-Based Awards

In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for the Company

In addition to the tax impact to the Company described above, the Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

As of the date hereof, no awards have been granted under the Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the administrator’s future determination.

Registration with the SEC

If the Plan is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Plan as soon as reasonably practicable after becoming eligible to use such form.

Vote Required for Approval

The approval of the Proposal 3 will require the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote thereon at the annual meeting. Accordingly, if a valid quorum is established, abstentions and broker non-votes will have no effect on the Plan Proposal.

A copy of the Plan is attached to this Proxy Statement as Appendix [●].

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE PLAN PROPOSAL

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PROPOSAL 4 – APPROVAL OF SPECIAL, PERFORMANCE-BASED COMPENSATION ARRANGEMENT FOR EXECUTIVE CHAIRMAN THOMAS J. LEE

The Board has approved, subject to shareholder approval, a new compensation arrangement for Thomas J. Lee in connection with his transition from Non-Executive Chairman to Executive Chairman of Bitmine Immersion Technologies Inc. This proposal seeks binding shareholder approval of a special, multi-year, performance-based compensation arrangement. Approval is required under the Company’s equity plan and applicable corporate governance rules for the grant to be made. This proposal requests that our shareholders approve the compensation terms summarized below. The Compensation Committee, composed solely of independent directors and advised by an independent compensation consultant, determined that the arrangement is appropriately sized and rigorously performance-based, and is designed to align Mr. Lee’s interests with the long-term value creation objectives of our shareholders over a multi-year performance horizon. The Board believes that the proposed structure reflects prevailing market practices for special, performance-oriented leadership awards and is appropriate given the scope of the role, the magnitude of the opportunity, and the need to drive sustained operational and market performance.

Strategic Rationale and Importance of Mr. Lee’s Leadership

The Board views Mr. Lee as a uniquely qualified leader whose continued service is critical to the Company’s strategy and long-term success. He brings deep industry knowledge, a track record of company-building and capital allocation, and relationships with customers, partners, and capital providers that the Board believes are difficult to replicate. His role as Executive Chairman is expected to accelerate execution on key strategic priorities, including disciplined growth, operational scaling, and prudent financing, all of which are essential to delivering sustainable value for shareholders. In a competitive market for executive talent, the Board believes that approving this arrangement is necessary to retain and appropriately incentivize Mr. Lee to drive performance over the multi-year horizon contemplated by the program. The proposed mix, heavy emphasis on performance, and extended vesting are designed to ensure that realized compensation is directly tied to sustainable value creation.

In evaluating this proposal, the Board also considered the value already created during Mr. Lee’s board leadership to date, including progress in defining and advancing the Company’s strategy, strengthening stakeholder relationships, enhancing governance and oversight, and positioning the Company for operational scaling and access to capital. The Board believes these contributions have laid important groundwork for the next phase of growth and, together with the heightened responsibilities of the Executive Chairman role, provide context for the inclusion of certain up-front and guaranteed components in the proposed arrangement.

The Board has calibrated this arrangement to align cost with expected impact and to preserve flexibility to invest in talent, infrastructure, and growth initiatives while maintaining strong alignment between pay and performance.

Summary of the Compensation Arrangement

The arrangement comprises two components: a multi-year cash opportunity tied primarily to annual revenue performance and a multi-year equity award comprising time-based restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”). In aggregate, the arrangement contemplates up to $95 million in cash opportunity over five years and equity awards with an aggregate maximum of 6.0 million shares, of which 1.5 million are time-based RSUs and 4.5 million are performance-based RSUs that are earned only upon achievement of rigorous, pre-established performance hurdles. The overall design emphasizes pay-for-performance: approximately 63% of the multi-year cash opportunity and 75% of the equity opportunity are performance-based, with the balance providing fixed retentive value to support continuity of leadership over a five-year period. The Compensation Committee believes the plan appropriately aligns with shareholder interests by tying the majority of value to measurable outcomes and sustained stock performance. The up-front and guaranteed elements are intended, in part, to recognize value already created under Mr. Lee’s leadership to date and, in part, to secure continuity and focus on the multi-year objectives embedded in the performance components.

Cash Opportunity

The cash component includes a fixed element and a performance-based annual bonus opportunity, covering a five-year period aligned to the Company’s fiscal year-end. The fixed element totals $35 million, consisting of a $15 million up-front payment, followed by $5 million per year in each of the subsequent four years. The performance-based element provides the opportunity to earn up to an additional $60 million in the aggregate, payable as $15 million per year for each year in which the annual revenue hurdle is achieved. Annual cash bonuses are binary; there is no partial payout for partial attainment, and no bonus is earned if the hurdle is not met.

The revenue hurdles by year are as follows: $200 million for Year 2 (FY27); $300 million for Year 3 (FY28); $400 million for Year 4 (FY29); and $500 million for Year 5 (FY30). Any earned annual cash bonus is payable following approval of the Company’s audited fiscal year results. The Compensation Committee determined that the calibration of the annual revenue hurdles offers a rigorous and transparent path to value creation, consistent with investor preferences for objective, auditable financial performance measures.

Equity Awards

The equity component comprises 1.5 million time-based RSUs and 4.5 million PSUs measured against stock price, market capitalization, and share of ETH hurdles, with an extended vesting period following achievement designed to promote retention and long-term orientation.

Time-based RSUs. The 1.5 million RSUs vest in substantially equal annual installments over three years (one-third per year), subject to continued service through each vesting date. These RSUs provide a modest retentive foundation that complements the substantially performance-based structure of the overall program.

Performance-based RSUs. Up to 4.5 million PSUs may be earned upon achievement of pre-established performance hurdles at any time during the five-year performance period. Once a PSU tranche is earned by attaining the relevant hurdle, it vests over a three-year schedule, with 60% vesting after the first year, 20% after the second year, and 20% after the third year, subject to continued service. The PSUs are designed to reward strong performance across several market-based measures and to ensure that value is only realized after consistent, sustained results.

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Performance hurdles and tranches. PSUs are earned upon achievement of the following performance criteria, each measured using a 90-day trailing average where applicable to reinforce sustained, rather than momentary, performance:

●	Stock price hurdles: 500,000 PSUs are earned upon achievement of a $125 stock price (4.2x the reference price used to set the hurdles); an additional 1,000,000 PSUs are earned upon achievement of a $250 stock price (8.3x the reference price used to set the hurdles).
●	Market capitalization hurdles: 500,000 PSUs are earned upon achievement of a $25 billion market capitalization (2.9x the reference market capitalization used to set the hurdles); an additional 1,000,000 PSUs are earned upon achievement of a $50 billion market capitalization (5.9x the reference market capitalization used to set the hurdles).
●	Operational market share hurdles: 500,000 PSUs are earned upon achievement of a 4% share of ETH; an additional 1,000,000 PSUs are earned upon achievement of a 5% share of ETH.

Performance Criteria	Hurdle		Shares Earned	Increase from $30/Share Reference Price and Market Capitalization
Share of ETH	4%		500,000	--
	5%		1,000,000	--
Stock	$125		500,000	317%
Price	$250		1,000,000	733%
Market	$25	B	500,000	193%
Cap	$50	B	1,000,000	485%

Role Transition; Forfeiture and Termination Provisions

The Compensation Committee has included robust conditions to ensure alignment and mitigate risk in light of the magnitude of the opportunity. Mr. Lee must serve in an executive capacity to continue earning and vesting performance-based awards. If he transitions to a non-executive role, he will be ineligible to continue earning or vesting unearned performance-based awards. In the event of a termination without cause, resignation for good reason, or death or disability, time-based RSUs and any earned but unvested PSUs would accelerate; unearned PSUs would be forfeited. In the event of a change in control, all unearned and unvested time-based and performance-based shares would fully accelerate upon a qualifying termination following the change in control.

Governance, Process, and Disclosure

In recommending this arrangement, the Compensation Committee conducted a robust, arm’s-length process over multiple meetings, documented its deliberations, and retained independent advisors, including an independent compensation consultant and outside legal counsel. The Committee reviewed alternative award structures and levels of opportunity, negotiated the terms with Mr. Lee on an arm’s-length basis, and refined the design based on advisor input and market data. The final mix reflects prevailing market practice for special leadership awards, including a heavy weighting toward PSUs, multi-year performance and vesting periods, the use of 90-day average measurement periods for stock price and market capitalization to emphasize sustained performance, and annual financial hurdles for the cash component.

The Committee also determined that seeking shareholder approval provides an additional layer of transparency and protection, aligns with best practices for significant special awards, and helps shareholders understand the rigor and rationale underlying the arrangement. In evaluating leadership risk, the Committee considered the potential disruption and opportunity cost associated with the loss of Mr. Lee’s leadership and concluded that a performance-forward, retention-focused design best serves shareholders by directly linking realized pay to objective milestones.

Following the Committee’s recommendation, the full Board met, received reports from the Committee, the independent compensation consultant, and legal counsel, and engaged in a thorough discussion to confirm that the proposed arrangement would achieve its intended objectives and align with shareholder interests before granting approval.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter. Shareholder approval is required for the Company to grant the compensation arrangement to Mr. Lee.

Effect of the Vote

If shareholders approve this proposal, the compensation arrangement described above will become effective in accordance with its terms. If shareholders do not approve this proposal, the Compensation Committee will reassess the arrangement and may consider alternatives that it determines are in the best interests of the Company and its shareholders.

Recommendation of the Board

The Board believes that approval of this compensation arrangement is in the best interests of Bitmine Immersion Technologies Inc. and its shareholders. The structure is intentionally performance-centric, with the majority of potential value realized only upon the achievement of ambitious market capitalization, stock price, and revenue milestones, followed by three-year vesting to encourage sustained value creation. The arrangement is designed to attract and retain Mr. Lee’s leadership for the next five years, to align his incentives with long-term shareholder returns, and to support the execution of the Company’s growth strategy.

Accordingly, the Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the compensation arrangement for Executive Chairman Thomas J. Lee.

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GENERAL INFORMATION

Stockholder Proposals and Nominations

A stockholder who wants to make a proposal or nominate a person for membership on the Board at an annual meeting of stockholders must comply with the applicable requirements of the SEC and our Bylaws. Under our Bylaws, a notice of intent of a stockholder to bring any matter before the 2026 annual meeting of stockholders (other than a proposal or nomination intended to be included in our proxy statement) shall be made in writing and received by our Chief Financial Officer neither earlier than the close of business on September 17, 2026, nor later than the close of business on October 17, 2026 in order to be considered timely. Every such notice by a stockholder shall set forth the information required under Section 2.10 of our Bylaws. In addition to the information included in such stockholder’s notice, we may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. All stockholder proposals should be sent to our Chief Financial Officer at 10845 Griffith Peak Dr. #2, Las Vegas, NV, 89135.

A stockholder proposal or nomination submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be included in our proxy statement relating to the 2026 annual meeting must be received no later than August 3, 2026. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules, stockholders wishing to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 16, 2026.

Other Matters

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

Raymond Mow

Chief Financial Officer

November 21, 2025

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting during the Annual Meeting.

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